UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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AFFINITY MEDIA INTERNATIONAL CORP.

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AFFINITY MEDIA INTERNATIONAL CORP.
1850 Sawtelle Blvd., Suite 470
Los Angeles, CA 90025

September 12, 2008

Dear Stockholder:

On June 10, 2008, Affinity Media International Corporation (“Affinity”, “we”, “us” or the “Company”) announced that its proposed merger with Hotels at Home, Inc. (“Hotels”) was not approved at the special meeting of its stockholders called to approve the proposed merger and the proposed merger with Hotels was abandoned.

Because we did not complete a business combination on or prior to June 9, 2008, our amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) requires us to distribute to holders of shares of our common stock issued in our initial public offering (“IPO Shares”) all amounts in the trust account (the “Trust Account”) that we established at the consummation of our initial public offering (“IPO”) into which a certain amount of the net proceeds of the IPO were deposited (the “Redemption”). After establishing a reserve for accrued Delaware Franchise taxes in the amount of approximately $13,000, as of September 10, 2008, approximately $18,975,000 (approximately $6.00 per IPO Share) was in the trust account available for distribution (the “Redemption Payment”). Our board of directors has determined that it would be in the best interests of our stockholders to (i) continue our corporate existence after the distribution of the Trust Account, rather than dissolve the Company as required by our Amended and Restated Certificate of Incorporation, (ii) redeem the IPO Shares for cash from the trust account in an amount per share equal to the Redemption Payment, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed, and (iii) retain the Company’s current management while the Company continues to seek acquisition targets or other uses for the company. To accomplish these goals, our board of directors believes that it is necessary to modify our Amended and Restated Certificate of Incorporation to (i) eliminate the blank check company provision which requires us to dissolve following the distribution of the trust account, (ii) revise our capital structure to create a new class of stock called Class A Common Stock, (iii) exchange each share held by our initial stockholders (the “Founder Shares”) including all of our directors, officers and their affiliates who purchased or received shares of our common stock prior to our IPO (the “Founders”) for four shares of Class A Common Stock (the “Class A Shares”), and (iv) increase the number of authorized shares of common stock.

Accordingly, we have called a special meeting of stockholders (the “Special Meeting”) to be held at 10:00 a.m. Eastern Time on October 7, 2008 at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th floor, New York, New York, 10017 at which you will be asked to consider and vote on the following two proposals to amend our Amended and Restated Certificate of Incorporation:

•
The Amendment Proposal – the approval of an amendment to our Amended and Restated Certificate of Incorporation to (i) create a new class of common stock called Class A Common Stock and exchange each Founder Share for four Class A Shares (collectively, the “Exchange”) (ii) redeem the IPO Shares for cash from the trust account in an amount per share not less than the amount required by our Amended and Restated Certificate of Incorporation, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed and (iii) remove Article SIXTH from our Amended and Restated Certificate of Incorporation, which, among other blank check company restrictions, requires us to dissolve following the distribution of the trust account (the “Elimination”) (collectively, “Proposal 1” or the “Amendment Proposal”);

•
The Authorized Share Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 15,000,000 to 30,000,000 shares (“Proposal 2” or the “Authorized Share Proposal”). This proposal will be acted upon following, and will be contingent upon, the approval of the Amendment Proposal;

•
The Dissolution Proposal – the approval of the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to the accompanying proxy statement in the event the Amendment Proposal is not approved (“Proposal 3” or the “Dissolution Proposal”); and

•	such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on August 8, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. All holders of our common stock on the record date will be entitled to vote on the Amendment Proposal, the Authorized Share Proposal and the Dissolution Proposal and will be entitled to one vote for each share of record owned by the holder. The Authorized Share Proposal will not be presented for a vote at the Special Meeting unless and until our stockholders have approved the Amendment Proposal.

The Dissolution Proposal will not be presented for a vote at the Special Meeting if the Amendment Proposal is approved. If the Amendment Proposal is not approved, stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized.

After careful consideration, our board of directors has determined that each of the proposals is fair to, and in the best interests of, the Company and our stockholders. Our board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of each of the Amendment Proposal and the Authorized Share Proposal. If you vote “AGAINST” the Amendment Proposal and the Authorized Share Proposal, our board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of the Dissolution Proposal.

Enclosed is a Notice of Special Meeting and proxy statement containing detailed information concerning each of the proposals. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully. We look forward to seeing you at the meeting.

Sincerely,

Peter Engel
Chairman of the Board
and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has determined if the attached proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The proxy statement is dated September 12, 2008 and is first being mailed to stockholders on or about September 17, 2008.

AFFINITY MEDIA INTERNATIONAL CORP.
1850 Sawtelle Blvd., Suite 470
Los Angeles, CA 90025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 7, 2008

TO THE STOCKHOLDERS OF AFFINITY MEDIA INTERNATIONAL CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”), including any adjournments or postponements thereof, of Affinity Media International Corp., a Delaware corporation (“we”, “us”, “Affinity” or the “Company”), will be held at 10:00 a.m., Eastern Time, on October 7, 2008, at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th floor, New York, NY, 10017, at which you will be asked to consider and vote upon the following:

•
The Amendment Proposal – the approval of an amendment to our Amended and Restated Certificate of Incorporation to (i) create a new class of common stock called Class A Common Stock and exchange each Founder Share for four shares of Class A Common Stock (collectively, the “Exchange”) (ii) redeem the IPO Shares for cash from the trust account in an amount per share not less than the amount required by our Amended and Restated Certificate of Incorporation, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed and (iii) remove Article SIXTH from our Amended and Restated Certificate of Incorporation, which, among other blank check company restrictions, requires us to dissolve following the distribution of the trust account (the “Elimination”) (collectively, “Proposal 1” or the “Amendment Proposal”);

•
The Authorized Share Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 15,000,000 to 30,000,000 shares (“Proposal 2” or the “Authorized Share Proposal”). This proposal will be acted upon following, and will be contingent upon, the approval of the Amendment Proposal;

•
The Dissolution Proposal – the approval of the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to the accompanying proxy statement in the event the Amendment Proposal is not approved (“Proposal 3” or the “Dissolution Proposal”); and

•	such other business as may properly come before the meeting or any adjournment or postponement thereof.

These proposals are described in more detail in the attached proxy statement, which we urge you to read in its entirety before voting.

Our board of directors has fixed the close of business on August 8, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. A list of the stockholders entitled to vote as of the record date at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten calendar days before the Special Meeting at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th floor, New York, NY, 10017, telephone number (212) 370-1300 and at the time and place of the meeting during the duration of the meeting.

We will not transact any other business at the Special Meeting, except for business properly brought before the Special Meeting, or any adjournment or postponement thereof, by our board of directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record of our common stock, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

Our initial stockholders, including all of our directors, officers and their affiliates, who purchased or received shares of our common stock prior to our IPO, presently own an aggregate of approximately 24% of our outstanding shares of common stock (the “Founder Shares”). All of our founding stockholders, including all of our officers and directors, have agreed to vote the shares of common stock in favor of the Amendment Proposal and the Authorized Share Proposal.

If the Amendment Proposal is approved, our initial stockholders, including all of our directors, officers and their affiliates, who purchased or received shares of our common stock prior to our IPO, will receive 4,000,000 shares of Class A Common Stock in exchange for their 1,000,000 shares of common stock. Our initial stockholders are not entitled to participate in the liquidation of the trust. Following such exchange, they will own 100% of our outstanding Class A Common Stock and approximately 90% of our aggregate outstanding shares of common stock. If the Amendment Proposal is approved, holders of the IPO Shares will receive total consideration of $18,975,000 in cash and approximately 451,786 of our outstanding common stock. Holders of the IPO Shares will own 100% of our outstanding common stock and approximately 10% of our aggregate outstanding shares of common stock. If the Amendment Proposal is approved, the Company will continue its corporate existence without any of the blank check restrictions previously applicable to it and the warrants issued in our IPO will remain outstanding in accordance with their terms and will become exercisable upon the consummation of any business combination following the stockholder approval of the Amendment Proposal. If the Amendment Proposal is not approved, the Company will be required to commence proceedings to dissolve and liquidate following distribution of the amounts in the Trust Account and your warrants will become worthless. In order to commence dissolution and liquidation proceedings, the Dissolution Proposal must be approved by our Stockholders.

Under our Amended and Restated Certificate of Incorporation, approval of the proposals will require the affirmative vote of a majority of the issued and outstanding shares of our common stock.

 YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU DESIRE TO VOTE, IT WILL BE TREATED AS A VOTE AGAINST THE PROPOSALS.

We are soliciting the proxy on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing proxy materials, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock.

Our board of directors unanimously recommends that you vote “FOR” Proposal 1, the Amendment Proposal, and “FOR” Proposal 2, the Authorized Share Proposal. If you vote “AGAINST” Proposal 1, the Amendment Proposal, then our board of directors unanimously recommends that you vote “FOR” Proposal 3, the Dissolution Proposal.

By Order of the Board of Directors,

Peter Engel
Chairman of the Board
and Chief Executive Officer
September 12, 2008

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
AFFINITY MEDIA INTERNATIONAL CORP.

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS	3
FORWARD-LOOKING STATEMENTS	12
SPECIAL MEETING OF STOCKHOLDERS	13
The Special Meeting	13
Date, Time and Place	13
Purpose of the Special Meeting	13
Record Date; Who is Entitled to Vote	13
Voting Your Shares	14
Recommendation of the Company Board of Directors	14
Interests of our Directors and Officers in the Proposals	14
Who Can Answer Your Questions About Voting Your Shares	14
Quorum; Vote Required	15
Abstentions and Broker Non-Votes	15
No Additional Matters May Be Presented at the Special Meeting	15
Revoking Your Proxy	15
Appraisal or Dissenters Rights	15
Proxies and Proxy Solicitation Costs	15
Stock Ownership	15
BACKGROUND INFORMATION	16
General	16
Initial Public Offering	16
Termination of Merger	16
Distribution of the Trust Account	17
Continuation of the Company Following the Distribution of the Trust Account	17
General	17
Future Acquisition Plans	18
Need for Additional Capital	18
Possible Status as “Shell Company” under the Federal Securities Laws	19
Potential Application of Rule 419 under the Securities Act to Future Public Offerings	19
Status of Outstanding Warrants Following the Special Meeting of Stockholders	19
Dissolution if the Amendment Proposal is not Approved	20
Interests of our Directors and Officers in the Proposals	20
Warrants Held by the Company Inside Stockholders	20
Compensatory Arrangements for Board of Directors and Management	20
Potential Interests of the Company Inside Stockholders in Future Financings and Acquisitions	21
PROPOSAL 1 - THE AMENDMENT PROPOSAL	22
PROPOSAL 2 - THE AUTHORIZED SHARE PROPOSAL	24
BENEFICIAL OWNERSHIP OF SECURITIES	28
PRICE RANGE OF SECURITIES AND DIVIDENDS	30
Holders	30
Dividends	30
DESCRIPTION OF SECURITIES	31
General	31
Common Stock	31
Preferred Stock	31
Warrants	32
Underwriter’s Purchase Option	33
Transfer Agent and Warrant Agent	33

WHERE YOU CAN FIND MORE INFORMATION	33
STOCKHOLDER PROPOSALS	33

ANNEXES
Annex I - Second Amended and Restated Certificate of Incorporation	A-1
Annex II - Plan of Liquidation	A-5

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Why am I receiving this proxy statement?

We were incorporated in Delaware on August 12, 2005 as a blank check company formed specifically as a vehicle to effect a merger, asset acquisition or similar business combination with one or more operating businesses in the publishing industry. A registration statement for our initial public offering (“IPO”) was declared effective on June 5, 2006. On June 9, 2006, we consummated our initial public offering of 2,750,000 units at a price per unit of $6.00. On June 29, 2006, Affinity consummated the closing of 412,500 Units subject to the underwriters' over-allotment option. The 3,162,500 Units sold in the IPO (including the 412,500 Units subject to the underwriters' over-allotment option), generated total gross proceeds of $18,975,000. Of this amount, $18,900,750 was placed in trust. Each unit consisted of one share of common stock and two redeemable common stock purchase warrants. Like most blank check companies, our amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) provides for the return of the IPO proceeds held in the trust account (the “Trust Account”) to the holders of shares of common stock sold in the IPO (the “Redemption”) if there is no qualifying business combination(s) consummated before the termination date as defined in our Amended and Restated Certificate of Incorporation. Our Amended and Restated Certificate of Incorporation provides that, upon the termination date, the Company will cause its officers to distribute the amounts in the Trust Account (plus any other net assets of the Company not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Company’s remaining existence) to the holders of IPO Shares as promptly as possible. Further, our Amended and Restated Certificate of Incorporation requires that after the distribution of the amounts in the Trust Account, the officers of the Company shall take such action necessary to dissolve and liquidate the Company as soon as reasonably practicable.

Our Amended and Restated Certificate of Incorporation defines the “Termination Date” as the later of the following dates: 18 months after the consummation of the IPO or 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18-month period. On July 24, 2007, we and Hotels at Home, Inc. (“Hotels”) entered into an Agreement and Plan of Merger (“Merger Agreement”). On June 10, 2008, the Company announced that the Merger Agreement with Hotels did not receive approval from its stockholders. The Company informed Hotels that the proposed merger did not receive the votes of its stockholders required for approval at the special meeting that was called to approve the proposed merger and the proposed merger with Hotels was abandoned.

In view of the preceding, it is no longer possible for us to consummate a qualifying business combination prior to the Termination Date. Accordingly, pursuant to our Amended and Restated Certificate of Incorporation we are required to take the necessary actions to return to the holders of our common stock the amounts held in the Trust Account (plus any other net assets of the Company not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Company’s remaining existence). As of September 10, 2008, approximately $18,975,000 (approximately $6.00 per IPO Share) was in the Trust Account (the “Redemption Payment”), after establishing a reserve for accrued Delaware Franchise taxes in the amount of approximately $13,000. Our board of directors determined that it would be in the best interests of our stockholders to (i) continue our corporate existence after the distribution of the Trust Account, rather than dissolve as required by our Amended and Restated Certificate of Incorporation, (ii) redeem the IPO Shares for cash from the trust account in an amount per share equal to the Redemption Payment, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed, and (iii) retain the Company’s current management while the Company continues to seek acquisition targets. To accomplish these goals, our board of directors believes that it is necessary to modify our Amended and Restated Certificate of Incorporation to (i) eliminate the provision which, among other blank check company restrictions, requires us to dissolve following the distribution of the trust account, (ii) revise our capital structure to create a new class of stock and (iii) increase the number of authorized shares of common stock.

We will hold a special meeting (the “Special Meeting”) of our stockholders to obtain their approval for these proposals. This proxy statement contains important information about the proposals. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

What is being voted on?

There are three proposals on which you are being asked to vote.

The first proposal is to approve an amendment to our Amended and Restated Certificate of Incorporation to (i) create a new class of common stock called Class A Common Stock and exchange each Founder Share into four shares of Class A Common Stock (collectively, the “Exchange”) (ii) redeem the IPO Shares for cash, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed (collectively, the “Redemption”) and (iii) remove Article SIXTH from our Amended and Restated Certificate of Incorporation, which, among other blank check company restrictions, requires us to dissolve following the distribution of the Trust Account (the “Elimination”).

The second proposal is to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized Class A Shares from 15,000,000 shares to 30,000,000 shares. The second proposal will not be presented to stockholders at the Special Meeting unless the first proposal has already been approved.

The third proposal is to approve the dissolution of the Company and the proposed plan of liquidation in the form of Annex A in the event the Amendment Proposal is not approved. The third proposal will not be presented to stockholders at the Special Meeting if the first proposal has already been approved.

It is important for you to note that in the event that neither the Amendment Proposal nor the Dissolution Proposal receive the necessary vote to approve such proposals, Affinity will not be authorized to distribute the funds held in the Trust Account to holders of the IPO Shares. If the Amendment Proposal is not approved and there are insufficient votes to approve the Dissolution Proposal available at the meeting, the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek such approval.

What is the difference between IPO Shares and Founder Shares?

IPO Shares refer to the 3,162,500 shares of our common stock that were issued in our initial public offering or purchased following the IPO in the open market from the purchasers in the IPO. Founder Shares refer to (i) 750,000 shares of our common stock that were issued to our founders prior to our initial public offering and (ii) 250,000 shares that were issued to our chief executive officer and two non-affiliated accredited investors as part of units in a private placement that occurred prior to our initial public offering. On the record date, there were 4,162,500 shares of our common stock outstanding, of which 3,162,500 shares were IPO Shares.

Why are we proposing the Amendment Proposal?

Our board of directors has determined that it would be in the best interests of our remaining stockholders to (i) continue our corporate existence after the distribution of the Trust Account, rather than dissolve as required by our Amended and Restated Certificate of Incorporation, (ii) redeem the IPO Shares for cash from the Trust Account in an amount per share equal to the Redemption Payment, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed, and (iii) retain the Company’s current management while the Company continues to seek acquisition targets. To accomplish these goals, our board of directors believes that it is necessary to modify our Amended and Restated Certificate of Incorporation to (i) eliminate the provision which, among other blank check company restrictions, requires us to dissolve following the distribution of the trust account, (ii) revise our capital structure to create a new class of stock, and (iii) increase the number of authorized shares of common stock.

Accordingly, the Company's stockholders are being asked to approve the amendment of our Amended and Restated Certificate of Incorporation to (i) modify the Company’s current capital structure and (ii) permit the Company to continue its corporate existence (rather than dissolving, as currently required by our Amended and Restated Certificate of Incorporation following the distribution of the amounts in the Trust Account) and to do so with a corporate charter that does not contain blank check company-related provisions. Specifically, the Amendment Proposal involves amending our Amended and Restated Certificate of Incorporation to:

•	create a new class of common stock called Class A Common Stock and exchange each Founder Share into four shares of Class A Common Stock;

•	redeem the IPO Shares for cash and in connection with such redemption, distribute one share of common stock for every seven IPO Shares redeemed; and

•	remove Article SIXTH, which, among other blank check company restrictions, requires us to dissolve following the distribution of the Trust Account.

If the Amendment Proposal is approved, we intend to pursue the acquisition of one or more operating businesses. See the section entitled “Background Information-Continuation of the Company Following the Distribution of the Trust Account.” As of the date of this proxy statement, the Company has no arrangements in place with any acquisition candidates and will not engage in the active identification and pursuit of potential acquisitions unless and until our stockholders approve the Amendment Proposal at the Special Meeting. The Company's second amended and restated Certificate of Incorporation, as it will be filed with the Secretary of State of Delaware if the Amendment Proposal and the Authorized Share Proposal, is attached as Annex I hereto.

Why are we proposing the Dissolution Proposal?

The Dissolution Proposal will not be presented for a vote at the Special Meeting if the Amendment Proposal is approved. If the Amendment Proposal is not approved at the Special Meeting, Affinity will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds from the Trust Account without the approval of a majority of the issued and outstanding shares of Affinity common stock in accordance with Delaware law, under which the Company is organized. Accordingly, if you do not vote in favor of the Amendment Proposal, you should vote in favor of the Dissolution Proposal.

Why is the Company proposing to modify its capital structure?

Our board of directors believes that it is essential, and in the best interest of stockholders, to retain the Company’s current management while the Company continues to seek acquisition targets. Our management has operated the Company since its formation and has a combined eight years of experience in operating public companies. In addition, they have a combined eighteen years of experience as members of senior management of public companies. Each of our executive officers agreed not to take any compensation prior to the consummation of a business combination. As the Company’s stockholders did not approve the proposed merger with Hotels, our board of directors is concerned that management will consider leaving the Company, which would limit the Company’s ability to pursue any acquisitions. Thus, our board of directors believes that the best method to motivate management to remain with the Company and meet the Company’s corporate goals is to increase management’s ownership of the Company’s common stock. Accordingly, our board of directors is proposing to revise the Company’s capital structure as part of the Amendment Proposal. The Company will effect the revision in the Company’s capital structure through the Exchange and the Redemption, which are discussed in more detail below. Following the implementation of the Exchange and the Redemption, the percentage ownership of the Company’s outstanding common stock held by our initial stockholders, including our executive officers and directors and their affiliates who purchased or received shares of our common stock prior to our IPO, will increase from 24% to approximately 90% and the aggregate percentage of the Company’s outstanding common stock owned by all other stockholders will decrease from 76% to approximately 10%.

Will I receive anything in the Exchange?

If the Amendment Proposal is approved, we will amend our Amended and Restated Certificate of Incorporation to create a new class of common stock called Class A Shares. In addition, we will exchange the Founder Shares into a corresponding number of Class A Shares. Holders of the IPO Shares will not participate in the Exchange. In connection with the Exchange, the Founders will receive 4,000,000 shares of Class A Common Stock in exchange for their 1,000,000 shares of common stock. Following the Exchange, they will own 100% of our outstanding shares of Class A Common Stock, and approximately 90% of our aggregate outstanding shares of common stock.

How will the shares of Class A Common Stock differ from our outstanding shares of common stock?

The Class A Shares will have the same rights, preferences and privileges as our common stock. Holders of our common stock and Class A Common Stock will vote together as one class on all matters (including the election of directors) submitted to a vote of the stockholders. However, the shares of Class A Common Stock will not participate in the Redemption.

What will I receive in the Redemption?

If the Amendment Proposal is approved, the Company will commence the Redemption as soon as practicable after filing the amendment to our Amended and Restated Certificate of Incorporation with the State of Delaware. Your IPO Shares will be cancelled and you will be entitled to receive (i) cash equal to a pro rata portion of the proceeds in the trust account, which as of September 10, 2008 is equal to approximately $6.00 per share and (ii) one share of common stock for every seven IPO Shares that are redeemed. In connection with the Redemption, holders of the IPO Shares will receive total consideration of $18,975,000 in cash, after reserving approximately $13,000 for accrued and unpaid Delaware Franchise taxes, and an aggregate 451,786 shares of common stock. Following the Redemption, holders of the IPO Shares will own approximately 10.0% of our aggregate shares of issued and outstanding stock.

Will fractional shares be issued in the Redemption?

Fractional shares will not be issued pursuant to the Redemption. However, the Company will round up the number of shares of common stock that you will receive to the nearest whole number.

What happens to the funds deposited in the Trust Account after completion of the Redemption?

Upon completion of the Redemption, there will not be any funds remaining in the Trust Account.

Who will manage the Company from and after approval of the proposals?

From and after the approval of the proposals, the Company will be managed by its current management team.

What happens if the Amendment Proposal is not approved?

If the Amendment Proposal is not approved, stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized. Accordingly, if the Amendment Proposal is not approved and the Dissolution Proposal is approved, we will commence dissolving, liquidating and winding up. If the Amendment Proposal is not approved and the Dissolution Proposal is not approved, the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek such approval.

Upon notice from us, the trustee of the Trust Account will liquidate the investments constituting the Trust Account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation. We estimate that as of September 10, 2008, that the balance of the Trust Account assets for distribution will be approximately $18,975,000, or $6.00 per share held by our public stockholders.

Separately, we estimate that the dissolution process would cost approximately $25,000 to $75,000. Our officers and directors have acknowledged and agreed that such costs are covered by their existing indemnification agreement. In the event that such persons indemnifying us are unable to satisfy their indemnification obligation or in the event that there are subsequent claims such as subsequent non-vendor claims for which such persons have no indemnification obligation, the amount ultimately distributed to stockholders may be reduced even further. However, we currently have no basis to believe there will be any such liabilities or provide an estimate of any such liabilities. The only cost of dissolution that we are aware of that would not be indemnified against our officers and directors is the cost of any associated litigation for which officers and directors obtained a valid and enforceable waiver.

When do you expect the Redemption to be completed?

If the Amendment Proposal is approved, the Redemption is expected to occur as soon as practicable after filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. The amendment will be filed as promptly as practicable following the Special Meeting.

What will happen in the Elimination?

If the Amendment Proposal is approved, we will eliminate Article SIXTH from our Amended and Restated Certificate of Incorporation, which, among other blank check company restrictions, requires us to dissolve following the distribution of the Trust. Following the filing of an amendment to our Amended and Restated Certificate of Incorporation, we will continue our corporate existence without any of the blank check company restrictions that were previously applicable to us and pursue the acquisition of one or more operating businesses.

What happens if I vote against the Amendment Proposal?

If you vote against the Amendment Proposal and the Amendment Proposal is approved by holders of a majority of our issued and outstanding shares of common stock, the Company will effect the Exchange and the Redemption. In connection with the Redemption you will receive (i) cash equal to a pro rata portion of the proceeds in the trust account, which as of September 10, 2008 is equal to approximately $6.00 per share and (ii) one share of common stock for every seven IPO Shares that are redeemed.

Why is the Company proposing the Authorized Share Proposal?

Our board of directors believes that the authorized number of shares of common stock must be increased to allow for a sufficient number of shares of common stock for potential issuances of common stock in connection with the exercise of our outstanding warrants and for issuances for potential acquisitions or other potential transactions requiring us to issue shares of common stock, either directly or through securities convertible into shares of common stock, without having to incur the delay and expense incident to holding a special meeting of stockholders to approve an increase in authorized common stock at such time, and for use in any employee stock plan, if required.

What happens if the Authorized Share Proposal is not approved?

If the Authorized Share Proposal is not approved, but the Amendment Proposal is approved, we will be limited in our ability to issue shares of common stock in connection with the exercise of our outstanding warrants and for issuances for potential acquisitions or other potential transactions requiring us to issue shares of common stock.

What vote is required to adopt each of the Amendment Proposal and the Authorized Share Proposal?

The adoption of each of the Amendment Proposal and the Authorized Share Proposal will require the affirmative vote of a majority of the issued and outstanding shares of our common stock.

If approved by stockholders, when will the Amendment Proposal and the Authorized Share Proposal become effective?

If approved by the stockholders of the Company, the Amendment Proposal and the Authorized Share Proposal will become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as promptly as practicable after the Special Meeting. Such amendment will not implement any proposal not approved by the stockholders. The Redemption is expected to occur as soon as practicable after filing of the amendment.

What’s the relationship between the Amendment Proposal and the Authorized Share Proposal?

The Authorized Share Proposal will not be presented to our stockholders for a vote at the Special Meeting (i.e., the polls will not be opened for voting on the Authorized Share Proposal) unless and until our stockholders approve the Amendment Proposal.

What’s the relationship between the Amendment Proposal and the Dissolution Proposal?

The Dissolution Proposal will not be presented to our stockholders for a vote at the Special Meeting (i.e., the polls will not be opened for voting on the Dissolution Proposal) if our stockholders approve the Amendment Proposal. If our stockholders do not approve the Amendment Proposal, we must obtain approval of the Dissolution Proposal in order to commence the dissolution and liquidation.

What happens to the company warrants if the Amendment Proposal is approved?

If the Amendment Proposal is approved, the Company will continue its corporate existence without any of the blank check company restrictions previously applicable to it and the warrants will remain outstanding in accordance with their terms. Although the warrants would have terminated if no business combination was consummated within 24 months after the consummation of our IPO and we proceeded to seek Stockholders approval of our dissolution, because we are seeking approval to continue our corporate existence, the warrants will become exercisable upon the consummation of any business combination following stockholder approval of this proposal. For more information, see the sections entitled “Description of Securities” and “Background Information-Status of Outstanding Warrants Following the Special Meeting of Stockholders.”

What happens to the company warrants if the Amendment Proposal is not approved?

If the Amendment Proposal is not approved, the Company will be required to obtain stockholder approval of the Dissolution Proposal and commence proceedings to dissolve and liquidate following the distribution of the amounts in the trust account and your warrants will become worthless.

What vote is required to adopt the Dissolution Proposal?

    The adoption of the Dissolution Proposal will require the affirmative vote of a majority of the issued and outstanding shares of our common stock.

What is a quorum?

A quorum is the number of shares that must be represented, in person or by proxy, in order for business to be transacted at the Special Meeting.

More than one-half of the total number of shares of our common stock outstanding as of the record date (a quorum) must be represented, either in person or by proxy, in order to transact business at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. If there is no quorum, a majority of the shares present at the Special Meeting may adjourn the Special Meeting to another date.

As of the record date, there were 4,162,500 shares of common stock outstanding. Therefore, 2,081,251 shares must be represented at the Special Meeting in person or by proxy in order for a quorum to exist.

Does the Company’s board of directors recommend voting for the approval of the Amendment Proposal and the Authorized Share Proposal?

Yes. After careful consideration of the terms and conditions of these proposals, the board of directors of the Company has determined that the Amendment Proposal and the Authorized Share Proposal are fair to, and in the best interests of, the Company and its stockholders and recommends that stockholders vote “FOR” each of these proposals.

How is the Company's management voting?

The Company’s initial stockholders, including all of its directors and officers and their affiliates, who purchased or received shares of our common stock prior to our IPO, presently own an aggregate of approximately 24% of our outstanding shares of common stock (1,000,000). All of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them in favor of the Amendment Proposal and the Authorized Share Proposal.

What interests do the Company's directors and officers have in the approval of the proposals?

The Company's directors and officers have interests in the proposals that may be different from, or in addition to, your interests as a stockholder. These interests include control of the Company, ownership of warrants that may become exercisable in the future, the possibility of future compensatory arrangements and the possibility of participation in future financings. See the section entitled “Background Information-Interests of the Company Directors and Officers in the Proposals.”

What if I object to the Amendment Proposal and the Authorized Share Proposal? Do I have appraisal rights?

The Company’s stockholders do not have appraisal rights in connection with the Amendment Proposal or the Authorized Share Proposal under the Delaware General Corporation Law (“DGCL”).

If the Amendment Proposal is approved, what happens next?

If the Amendment Proposal is approved, the Company intends to continue its existence as a corporate entity and pursue the acquisition of one or more operating businesses, subject to several important factors, including the availability of financing and the role and level of involvement of the Company's current board of directors and management in the Company's post-blank check company operations. Currently, it is anticipated that the Company's board of directors will continue to serve as directors of the Company through the date of the Special Meeting and may continue thereafter. As of the date of this proxy statement, the Company has no arrangements in place with any acquisition candidates and will not engage in the active identification and pursuit of potential acquisitions unless and until our stockholders approve the Amendment Proposal at the Special Meeting. However, we cannot assure you that we will be able to acquire an operating business. Following the approval of the Amendment Proposal, we will also (i) exchange our Founder Shares into Class A Shares and (ii) redeem the IPO Shares for cash, and in connection with such redemption, we will distribute one share of common stock for every seven IPO Shares redeemed (the “Redemption Shares”). The Redemption Shares will be freely tradeable once issued and will have voting rights in connection with any proposed acquisition brought before the stockholders of the Company for approval.

What do I need to do now?

We urge you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposals will affect you as a stockholder of the Company. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

Yes. Whether or not you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Return the enclosed proxy card in the return envelope provided herewith as soon as possible so that your shares will be represented at the Special Meeting.

What will happen if I abstain from voting or fail to vote?

Your abstention or a failure to vote your shares will have the effect of a vote against the Amendment Proposal and the Authorized Share Proposal. If the Amendment Proposal is approved by holders of a majority of our issued and outstanding shares of common stock, the Company will effect the Exchange and the Redemption and your IPO Shares will still participate in the Redemption.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If you hold your shares in “street name,” your bank or broker cannot vote your shares with respect to the Amendment Proposal and the Authorized Share Proposal without specific instructions from you, which are sometimes referred to in this proxy statement as the broker “non-vote” rules. If you do not provide instructions with your proxy, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank or broker is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the existence of a quorum, but will not count for purposes of determining the number of votes cast at the Special Meeting. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide to your broker.

What do I do if I want to change my vote?

If you are a registered holder and you wish to change your vote, please send a later-dated, signed proxy card to our corporate Secretary, Howard Cohl at the address of our corporate headquarters prior to the date of the Special Meeting or attend the Special Meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to Howard Cohl at the address of our corporate headquarters, provided such revocation is received prior to the Special Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who can help answer my questions?

If you have questions about the proposals, you may write or call the Company at 5055 Hood Drive, Woodland Hills, CA, 91364, Attn: Howard Cohl, Secretary, (323) 365-2988. You may also obtain additional information about us from documents that we filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

What is householding?

Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive separate proxy materials, the stockholder may receive printed copies by contacting Howard Cohl, Secretary, Affinity Media International Corp., 5055 Hood Drive, Woodland Hills, CA, 91364, Attn: Howard Cohl, Secretary, by mail or by calling (323) 365-2988.

Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

*	discuss future expectations;
*	contain projections of future results of operations or financial condition; or
*	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account, the application of Rule 419 or other restrictions to future financings or business combinations involving the Company and the Company's ability to finance and consummate acquisitions following the distribution of the funds from the trust account. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to the Company or any person acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting

We are furnishing this proxy statement to the Company stockholders as part of the solicitation of proxies by our board of directors for use at the Special Meeting of the Company stockholders to be held on October 7, 2008, and at any adjournment or postponement thereof. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at 10:00 a.m. Eastern Time on October 7, 2008 at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th floor, New York, NY, 10017, to vote on each of the Amendment Proposal and Authorized Share Proposal.

Purpose of the Special Meeting

  At the Special Meeting, you will be asked to consider and vote upon the following proposals:

•
The Amendment Proposal – the approval of an amendment to our Amended and Restated Certificate of Incorporation to (i) create a new class of common stock called Class A Common Stock and exchange each Founder Share for four shares of Class A Common Stock (collectively, the “Exchange”) (ii) redeem the IPO Shares for cash from the trust account in an amount per share not less than the amount required by our Amended and Restated Certificate of Incorporation, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed and (iii) remove Article SIXTH from our Amended and Restated Certificate of Incorporation, which, among other blank check company restrictions, requires us to dissolve following the distribution of the trust account (the “Elimination”) (collectively, “Proposal 1” or the “Amendment Proposal”);

•
The Authorized Share Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 15,000,000 to 30,000,000 shares (“Proposal 2” or the “Authorized Share Proposal”). This proposal will be acted upon following, and will be conditioned upon, the approval of the Amendment Proposal; and

•
The Dissolution Proposal – the approval of the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to the accompanying proxy statement in the event the Amendment Proposal is not approved (“Proposal 3” or the “Dissolution Proposal”). This proposal will only be acted upon if the Amendment Proposal is not approved.

Record Date; Who Is Entitled To Vote

The record date for the Special Meeting is August 8, 2008. Record holders of our common stock at the close of business on the record date are entitled to vote or have their votes cast at the Special Meeting. On the record date, there were 4,162,500 outstanding shares of our common stock. Record holders are entitled to one vote at the Special Meeting for each share of record owned by the holder.

The Amendment Proposal will be submitted to the holders of the outstanding shares of the Company's common stock as of the record date. The Authorized Share Proposal will not be presented to our stockholders for a vote at the Special Meeting (i.e., the polls will not be opened for voting on the Authorized Share Proposal) unless and until our stockholders have approved the Amendment Proposal. Once we have obtained the requisite number of votes for the Amendment Proposal, the Authorized Share Proposal will be submitted to the holders of our shares of common stock.

Any shares of common stock held by our officers and directors will be voted in favor of each of the Amendment Proposal and the Authorized Share Proposal. As of the record date, the Company's officers, directors and affiliates who purchased or received shares of common stock prior to our IPO owned, either directly or beneficially, and were entitled to vote 1,000,000 shares, or approximately 24%, of the Company's outstanding common stock.

Our issued and outstanding warrants do not have voting rights and record holders of the warrants will not be entitled to vote at the Special Meeting.

Voting Your Shares

  Each share of the Company’s common stock that you own in your name entitles you to one vote. Your one or more proxy cards show the number of shares of our common stock that you own. There are two ways to vote your shares of common stock:

•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board of directors, “FOR” the Amendment Proposal and “FOR” the Authorized Share Proposal (if the Amendment Proposal is approved).

•
You can attend the Special Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Recommendation of our Board of Directors

After careful consideration of each of the proposals, our board of directors has determined unanimously that each of the Amendment Proposal and the Authorized Share Proposal is fair to, and in the best interests of, the Company and its stockholders. Accordingly, the board of directors has unanimously approved and declared advisable each of the Amendment Proposal and the Authorized Share Proposal and unanimously recommends that stockholders vote or instruct their vote to be cast “FOR” each of the Amendment Proposal and the Authorized Share Proposal.

Interests of Directors and Officers in the Proposals

When you consider the recommendation of our board of directors that you vote in favor of each of the Amendment Proposal and the Authorized Share Proposal, you should keep in mind that certain of our directors and officers have interests in the proposals that are different from, or in addition to, your interests as a stockholder. It is anticipated that after the approval of the proposals, the current directors and officers will continue in their positions.

If the proposals are not approved, the securities underlying the units sold to our chief executive officer and two non-affiliated accredited investors at a price of $6.00 per unit in a private placement and the shares of common stock issued to our founders at a price per share of $0.033 prior to our IPO will be worthless because our officers and directors are not entitled to receive any of the net proceeds of our IPO that may be distributed upon liquidation with respect to shares or warrants previously purchased by them. Accordingly, our officers, directors and two non-affiliated accredited investors who acquired shares of our common stock and units prior to our IPO will benefit if the proposals are approved because pursuant to the Exchange, each share of common stock held by such stockholders shall be exchanged for four shares of class A common stock. If the proposals are approved, such persons will own approximately 90.0% of the Company’s outstanding common stock and will effectively control the Company.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of common stock, you may call our Secretary, Howard Cohl, at (323) 365-2988.

Quorum; Vote Required

A quorum of our stockholders is necessary to hold a valid stockholders meeting. A quorum will be present at the Special Meeting if a majority of the shares of our common stock outstanding as of the record date are present in person or by proxy. Abstentions will count as present for the purpose of establishing a quorum.

Adoption of each of the Amendment Proposal and the Authorized Share Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock represented in person or by proxy at the meeting.

If the Amendment Proposal is not approved by stockholders at the Special Meeting, the Authorized Share Proposal will not be presented for approval and the Dissolution Proposal will be presented at the Special Meeting.

Adoption of the Dissolution Proposal requires the affirmative vote of a majority of issued and outstanding shares of our common stock represented in person or by proxy at the meeting.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the stock exchanges, your broker may not vote your shares on the proposals to approve each of the proposals. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the special meeting.

The Amendment Proposal the Authorized Share Proposal and the Dissolution Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock represented in person or by proxy at the meeting. Therefore, a failure to vote will have the effect of a vote against the Amendment Proposal the Authorized Share Proposal and the Dissolution Proposal.

No Additional Matters May be Presented at the Special Meeting

This Special Meeting has been called only to consider the approval of the Amendment Proposal and the Authorized Share Proposal. Under our bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the Special Meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

  If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Howard Cohl, addressed to the Company, in writing before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

Appraisal or Dissenters Rights

No appraisal rights are available under the Delaware General Corporation Law to our stockholders in connection with the proposals.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward their proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the Special Meeting.

Stock Ownership

On the record date, our officers, directors and affiliates who purchased or received shares of common stock prior to our IPO owned an aggregate of 1,000,000 shares of our common stock, or approximately 24% of our outstanding shares, all of which were acquired prior to our IPO. All of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them in favor of the Amendment Proposal and the Authorized Share Proposal. See the section “Beneficial Ownership of Securities” for the individual holdings of our officers, directors and each person known to us to be the owner of more than 5% of our outstanding shares of common stock.

BACKGROUND INFORMATION

General

We were incorporated in Delaware on August 12, 2005 as a blank check company formed specifically as a vehicle to effect a merger, asset acquisition or similar business combination with one or more operating businesses in the publishing industry.

Initial Public Offering

A registration statement for our initial public offering was declared effective on June 5, 2006. On June 9, 2006, we consummated our initial public offering of 2,750,000 units at a price per unit of $6.00. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Each warrant expires on June 4, 2010 or earlier upon redemption, and entitles the holder to purchase two shares of our common stock at an exercise price of $5.00 per share. On June 29, 2006, we consummated the closing of 412,500 units subject to the underwriters' over-allotment option. The 3,162,500 units sold in the IPO (including the 412,500 units subject to the underwriters' over-allotment option), generated total gross proceeds of $18,975,000. Of this amount, $18,900,750 was placed in the Trust Account. Prior to the IPO, we consummated a private placement of 250,000 units and received net proceeds of $1,365,000.

  According to the Company's Amended and Restated Certificate of Incorporation, the proceeds in the Trust Account will be released either upon the consummation of a business combination or upon the liquidation of the Company. As of September 10, 2008, approximately $18,975,000 is held in deposit in the Trust Account, after establishing a reserve for accrued Delaware Franchise taxes in the amount of approximately $13,000.

  Our Amended and Restated Certificate of Incorporation required us to promptly distribute to the holders of the IPO Shares the amount in our Trust Account, including any accrued interest, if we did not effect a business combination as described in the registration statement for our IPO within 18 months after the consummation of our IPO, or within 24 months after the consummation of our IPO if a letter of intent, agreement in principle or definitive agreement had been executed within 18 months after the consummation of our IPO and the business combination had not been consummated within such 18 or 24 month period.

Termination of Merger

On July 24, 2007, the Company and Hotels at Home, Inc. (“Hotels”) entered into the Agreement and Plan of Merger (“Merger Agreement”). On June 10, 2008, the Company announced that the Merger Agreement was not approved at the Special Meeting of its stockholders. The Company determined and informed Hotels that the proposed merger would not receive the votes of its stockholders required for approval and the proposed merger with Hotels was abandoned.

Because of the termination of the merger with Hotels, it was not possible for the Company to consummate a qualifying business combination prior to the termination date. Accordingly, pursuant to our Amended and Restated Certificate of Incorporation we are required to take the necessary actions to return to the holders of our common stock the amounts held in the Trust Account (plus any other net assets of the Company not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Company’s remaining existence). Our board of directors determined that it would be in the best interests of our stockholders to (i) continue our corporate existence after the distribution of the Trust Account, rather than dissolve as required by our Amended and Restated Certificate of Incorporation, (ii) redeem the IPO Shares for cash from the Trust Account in an amount per share equal to the Redemption Payment, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed, and (iii) retain the Company’s current management while the Company continues to seek acquisition targets.

Distribution of the Trust Account

The Company intends to distribute the amounts in the Trust Account promptly after stockholder approval of the Amendment Proposal, or alternatively, the Dissolution Proposal. As of September 10, 2008, after establishing a reserve for accrued Delaware Franchise taxes in the amount of approximately $13,000, there was approximately $18,975,000 (approximately $6.00 per IPO Share) in the Trust Account. Only holders of the IPO Shares are entitled to receive proceeds from the distribution of the Trust Account. We have accrued and unpaid liabilities of approximately $695,000 as of the date of this notice. Certain of our executive officers have agreed to indemnify us against any claims of vendors or creditors, to the extent that we failed to obtain valid and enforceable waivers from such entities, that are owed money by us for services rendered or products to ensure that the proceeds in the Trust Account are not reduced by claims by creditors, if any, for services rendered or products sold to us that would reduce the amount of the funds in the trust. Our officers have confirmed that they are currently negotiating with creditors regarding the satisfaction of our liabilities. However, we cannot assure you that our officers will be able to satisfy those obligations. As a result, the indemnification described above may not effectively mitigate the risk of creditors’ claims upon the amounts distributed to the stockholders from the Trust Account. Under Delaware law, holders of the IPO Shares could be required to return a portion of the distributions that they receive up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts that they separately receive.

CONTINUATION OF THE COMPANY FOLLOWING THE DISTRIBUTION OF THE TRUST ACCOUNT

General

Our board of directors has determined that it would be in the best interests of our remaining stockholders to (i) continue our corporate existence after the distribution of the Trust Account, rather than dissolve as required by our Amended and Restated Certificate of Incorporation, and (ii) retain the Company’s current management while the Company continues to seek acquisition targets. The purpose of the Amendment Proposal is to accomplish these goals, by modifying our Amended and Restated Certificate of Incorporation to (i) eliminate the provision which, among other blank check company restrictions, requires us to dissolve following the distribution of the Trust Account and to (ii) revise our capital structure through the Exchange and the Redemption. Following the Exchange and the Redemption, we intend to pursue the acquisition of one or more operating companies.

Exchange

If the Amendment Proposal is approved, the Company will implement the Exchange. The Exchange encompasses three related actions. First, the Company will create a new class of common stock called Class A Common Stock. The Class A Common Stock will have the same rights, preferences and privileges as our current shares of common stock. Holders of our common stock and Class A Common Stock will vote together as one class on all matters (including the election of directors) submitted to a vote of the stockholders. However, the Class A Shares will not participate in the Redemption. Following the creation of the Class A Common Stock, we will exchange each Founder Share into four shares of Class A Common Stock. Founder Shares refer to the (i) 750,000 shares of our common stock that were issued to our founders prior to our initial public offering and (ii) 250,000 shares that were issued to our chief executive officer and two non-affiliated accredited investors as part of units in a private placement that occurred prior to our initial public offering. Holders of the IPO Shares will not participate in the Exchange. Following the Exchange and Redemption described below, the founders will own 100% of the Class A Common Stock and approximately 90% of the Company’s aggregate outstanding shares of common stock. If the Amendment Proposal is approved, the Exchange will become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as promptly as practicable after the Special Meeting.

Redemption

Following the approval of the Amendment Proposal and implementation of the Exchange, the Company will effect the Redemption. Under the terms of the Redemption, all IPO Shares will be cancelled and you will be entitled to receive (i) cash equal to a pro rata portion of the proceeds in the Trust Account, which as of September 10, 2008 is equal to approximately $6.00 per share and (ii) one share of common stock for every seven IPO Shares that are redeemed. While fractional shares of common stock will not be issued pursuant to the Redemption, the Company will round up the number of shares of common stock that you will receive to the nearest whole number. The Class A Common Stock (which were previously the Founder Shares) will not participate in the Redemption. Following the Redemption, the previous holders of the IPO Shares will own approximately 10% of the Company’s aggregate outstanding shares of common stock. If the Amendment Proposal is approved, the Exchange is expected to occur as soon as practicable after filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as practicable after the Special Meeting.

Future Acquisition Plans

If the Amendment Proposal is approved, the Company intends to pursue the acquisition of one or more operating companies, subject to several important factors, including the availability of financing and the role and level of involvement of the Company's current board of directors and management in the Company's merger transaction. We cannot assure you that we will be able to acquire an operating business. As an alternative, the Company might seek to obtain value from its status as a public shell through a sale to or combination with an operating company seeking such status as a means of “going public.” As of the date of this proxy statement, the Company has no arrangements in place with any acquisition candidates and will not engage in the active identification and pursuit of potential acquisitions unless and until our stockholders approve the Amendment Proposal at the Special Meeting. Currently, it is anticipated that the members of the Company's board of directors will continue to serve as directors of the Company through the date of the Special Meeting and may continue thereafter.

In the event that the Company enters into a definitive agreement to acquire an operating company, we believe the acquisition would not necessarily require stockholder approval, even if it constituted a change in control of the Company, provided that the Company's common stock is not then listed on a national exchange and the acquisition is structured so as not to require a stockholder vote under the DGCL. Accordingly, you may not be entitled to vote on any future acquisitions by the Company.

Need For Additional Capital

  The board of directors anticipates that the Company will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. On June 30, 2008, we had approximately $1000 in cash outside the trust account. Our balance sheet as of that date reflected total liabilities of approximately $649,000.

The Company does not currently have any specific capital-raising plans. We may seek to issue equity securities, including preferred securities for which we may determine the rights and designations, common stock, warrants, equity rights, convertibles notes and any combination of the foregoing. Any such offering may take the form of a private placement, public offering, rights offering, other offering or any combination of the foregoing at fixed or variable market prices or discounts to prevailing market prices. We cannot assure you that we will be able to raise sufficient capital on favorable, or any, terms. We believe that the issuance of equity securities in such a financing will not be subject to stockholder approval if the Company's common stock is not then listed on a national exchange or traded on Nasdaq. Accordingly, you may not be entitled to vote on any future financing by the Company. Moreover, stockholders have no preemptive or other rights to acquire any securities that the Company may issue in the future.

If the Company is deemed to be a “blank check company” for the purposes of the federal securities laws, regulatory restrictions that are more restrictive than those currently set forth in the Company's Amended and Restated Certificate of Incorporation may apply to any future public offerings by the Company. For more information, see the section below entitled “-Potential Application of Rule 419 under the Securities Act to Future Public Offerings.”

Possible Status as “Shell Company” Under the Federal Securities Laws

Following stockholder approval of the Amendment Proposal and the trust account distribution, we will be deemed a “shell company” under the federal securities laws. A “shell company” is a public reporting company that has no or nominal assets (other than cash), and no or nominal operations. Shell companies are subject to certain special rules under the federal securities laws, including:

•	specific disclosure requirements on Form 8-K upon the consummation of a transaction that effects a change in control or changes the shell company into a non-shell company, as discussed further below;

•
limitations in the use of certain short-form registration statements under the Securities Act while a shell company, including Form S-8 registration statements used in connection with employee benefit plans;

•	ineligibility for certain streamlined procedures and publicity rules in connection with public offerings while a shell company and for a period of three years thereafter; and

•	unavailability of the resale provisions of Rule 144 of the Securities Act until one year following the Form 8-K disclosure described above.

In addition, we may be deemed a “blank check company” under the federal securities laws, which could result in restrictions on any future public offerings of our securities, as further described below.

Potential Application of Rule 419 under the Securities Act to Future Public Offerings

Depending on the timing and nature of our future capital-raising activities, we could become subject to even more onerous restrictions regarding the handling of any future public offering proceeds than those set forth in our Amended and Restated Certificate of Incorporation regarding the proceeds of our IPO. Following the amendment of our Amended and Restated Certificate of Incorporation and the distribution of the amounts in the trust account, we will be deemed a “blank check company” for the purposes of Rule 419 promulgated under the Securities Act of 1933 (the “Securities Act”). Rule 419 imposes strict restrictions on the handling of the proceeds received, and securities issued, in an offering registered under the Securities Act by a “blank check company” as defined in Rule 419, including a mandatory escrow of the offering proceeds, a process of stockholder “reconfirmation” when a business combination is announced and a ban on the trading of the securities sold, pending the consummation of a business combination, which must occur within 18 months of the offering. Rule 419 defines a “blank check company” as:

•
a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

•	issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

There are several bases on which exemptions from the application of Rule 419 exist, including raising capital through a private offering exempt from registration under the Securities Act, raising net proceeds in excess of $5 million in a public offering that is a firm commitment underwritten offering and raising capital in a public offering in connection with the acquisition of an identified company. Although the Company intends to conduct any future capital raising in a manner that is exempt from Rule 419, there can be no assurances that any future capital raising transactions will qualify for such an exemption.

Status of Outstanding Warrants Following the Special Meeting of Stockholders

If the Amendment Proposal is not approved, the Company will be required to commence proceedings to dissolve and liquidate following distribution of the amounts in the trust account and your warrants will become worthless. If the Amendment Proposal is approved, the Company will continue its corporate existence without any of the blank check company restrictions previously applicable to it and the warrants will remain outstanding in accordance with their terms. It is the Company's position that the warrants will become exercisable upon the consummation of any business combination following stockholder approval of this proposal. Outstanding warrants may adversely affect the ability of the Company to attract new investors or otherwise obtain financing and may make it more difficult to effect future acquisitions. For information about the warrants, see “Description of Securities.”

Dissolution if the Amendment Proposal Is Not Approved

If the Amendment Proposal is not approved by the stockholders, but the Dissolution Proposal is approved, as required by Delaware law, the Board intends to approve the Plan of Liquidation immediately following stockholder approval of the Dissolution Proposal and authorize the filing of the Certificate of Dissolution with the Delaware Secretary of State. See “Proposal 3 – the Dissolution Proposal”. If the Amendment Proposal is not approved by the stockholders and the Dissolution Proposal is not approved, the Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek approval of the Dissolution Proposal.

Interests of our Directors and Officers in the Proposals

When you consider the recommendations of the Company's board of directors in favor of the proposals, you should keep in mind that the Company's initial stockholders, directors and officers (“Inside Stockholders”) have interests in the proposals that may be different from, or in addition to, your interests as a stockholder.

Control of the Company

If the proposals are approved, Inside Stockholders will own approximately 90% of the Company’s outstanding shares of common stock and will effectively control the Company. As such, Inside Stockholders will control the operations of the Company and benefit from any positive developments relating to the Company.

Compensatory Arrangements for Board of Directors and Management

All of the current members of the Company's board of directors and management are expected to continue to serve in their current positions following stockholder approval of the Amendment Proposal and the trust account distribution. While the Company’s officers and directors do not currently receive any compensation for services rendered to the Company, the Company has made no determinations regarding compensation for its directors or officers following stockholder approval of the Amendment Proposal and the trust account distribution.

Securities Held by Insider Stockholders

If the Amendment Proposal is not approved, the Company will be required to commence proceedings to dissolve and liquidate following distribution of the amounts in the trust account. In such event, the securities underlying the units sold to our chief executive officer and two non-affiliated accredited investors at a price of $6.00 per unit in a private placement and the shares of common stock issued to our executive officers and directors at a price per share of $0.033 prior to our IPO will be worthless because such individuals are not entitled to receive any of the net proceeds of our IPO that may be distributed upon liquidation with respect to the securities previously purchased by them. Accordingly, our officers, directors and two non-affiliated accredited investors who acquired securities prior to our IPO will benefit if the proposals are approved because pursuant to the Exchange, each share of common stock held by such stockholders shall be exchanged for four shares of class A common stock and they will own approximately 90% of our aggregate outstanding shares of common stock.

Potential Interests of the Insider Stockholders in Future Financings and Acquisitions

Following stockholder approval of the Amendment Proposal and the Redemption, the Company will operate without the blank check company restrictions that are currently set forth in our Amended and Restated Certificate of Incorporation. The board of directors anticipates that the Company will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. Such a financing may involve existing investors and/or new investors, including officers and directors of the Company. Further, any operating business which the Company may acquire following stockholder approval of the Amendment Proposal, may be affiliated, or have some relationship with, one of our existing officers and directors.

PROPOSAL 1 - THE AMENDMENT PROPOSAL

Our board of directors has determined that it is advisable to amend our Amended and Restated Certificate of Incorporation to revise our capital structure and to eliminate the blank check company restrictions that require us to dissolve following the distribution of the trust account. Accordingly, the Amendment Proposal encompasses three actions that the Company will take upon approval of the proposal. First, we will create a new class of common stock called Class A Common Stock and exchange each Founder Share into four shares of Class A Common Stock (the “Exchange”). Second, we will redeem the IPO Shares for cash, and in connection with such redemption, distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed (the “Redemption”). Finally, we will remove Article SIXTH from our Amended and Restated Certificate of Incorporation, which, among other blank check company restrictions, requires us to dissolve following the distribution of the trust account (the “Elimination”). Each of these actions is discussed in more detail below.

The form of the second amended and restated Certificate of Incorporation is set forth in Annex I.

Revision of Capital Structure

General

Our board of directors believes that it is essential, and in the best interest of stockholders, to retain the Company’s current management while the Company continues to seek acquisition targets. Our management has operated the Company since its formation and has a combined eight years of experience in operating public companies. In addition, they have a combined eighteen years of experience as members of senior management of public companies. Each of our executive officers agreed not to take any compensation prior to the consummation of a business combination. As the Company’s stockholders did not approve the proposed merger with Hotels At Home, Inc. (“Hotels”), our board of directors is concerned that management will consider leaving the Company, which would limit the Company’s ability to pursue acquisitions. Thus, our board of directors believes that the best method to motivate management to remain with the Company and meet the Company’s corporate goals is to increase management’s ownership of the Company’s common stock. Accordingly, our board of directors is proposing to revise the Company’s capital structure as part of the Amendment Proposal. The Company will effect the revision in the Company’s capital structure through the Exchange and the Redemption, which are discussed in more detail below. Following the implementation of the Exchange and the Redemption, the percentage ownership of the Company’s outstanding common stock held by our initial stockholders, including our executive officers, directors and affiliates who purchased or received shares of common stock prior to our IPO, will increase from 24% to approximately 90% and the aggregate percentage of the Company’s outstanding common stock owned by all other stockholders will decrease from 76% to approximately 10%.

Exchange

If the Amendment Proposal is approved, the Company will implement the Exchange. The Exchange encompasses three related actions. First, the Company will create a new class of common stock called Class A Common Stock. The Class A Common Stock will have the same rights, preferences and privileges as our current shares of common stock. Holders of our common stock and Class A Common Stock will vote together as one class on all matters (including the election of directors) submitted to a vote of the stockholders. However, the Class A Shares will not participate in the Redemption. Following the creation of the Class A Common Stock, we will exchange each Founder Share into four shares of Class A Common Stock. Founder Shares refer to the (i) 750,000 shares of our common stock that were issued to our founders prior to our initial public offering and (ii) 250,000 shares that were issued to our chief executive officer and two non-affiliated accredited investors as part of units in a private placement that occurred prior to our initial public offering. Holders of the IPO Shares will not participate in the Exchange. Following the Exchange and the Redemption, the founders will own 100% of the Class A Common Stock and approximately 90% of the Company’s aggregate outstanding shares of common stock. If the Amendment Proposal is approved, the Exchange will become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as promptly as practicable after the Special Meeting.

Redemption

Following the approval of the Amendment Proposal and implementation of the Exchange, the Company will effect the Redemption. Under the terms of the Redemption, all IPO Shares will be cancelled and you will be entitled to receive (i) cash equal to a pro rata portion of the proceeds in the trust account, which as of September 2, 2008 is equal to approximately $6.00 per share and (ii) one share of common stock for every seven IPO Shares that are redeemed. While fractional shares will not be issued pursuant to the Redemption, the Company will round up the number of shares of common stock that you will receive to the nearest whole number. The Class A Common Stock (which were previously the Founder Shares) will not participate in the Redemption. Following the Redemption, the previous holders of the IPO Shares will own approximately 10% of the Company’s aggregate outstanding shares of common stock. If the Amendment Proposal is approved, the Exchange is expected to occur as soon as practicable after filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as practicable after the Special Meeting.

Elimination of Blank-Check Restrictions

The Company is proposing to eliminate the Article SIXTH of its Amended and Restated Certificate of Incorporation, which includes the blank check company-related provisions. The Company's Amended and Restated Certificate of Incorporation requires us to dissolve and liquidate the Company as soon as reasonably practicable after the trust account distribution. In the judgment of our board of directors, the elimination of blank check company restrictions is desirable because it removes the requirement to dissolve the Company and allows it to continue as a corporate entity. Additionally, the Article SIXTH relates to the operation of the Company as a blank check company prior to the trust account distribution or consummation of a qualifying business combination. Among the Article's SIXTH provisions is a requirement that IPO proceeds be held in the trust account until a business combination or liquidation of the Company has occurred and also requires that the terms of a proposed business combination be submitted for approval by the Company's stockholders. These provisions would restrict the Company's ability to pursue the acquisition of one or more operating companies and related financings after the distribution of the trust account to the holders of the Company’s common stock.

The adoption of the Amendment Proposal will require the affirmative vote of a majority of the shares of our common stock that are cast on this proposal at the Special Meeting. Stockholders may only vote on the Amendment Proposal as a whole and may not vote on each of the actions individually.

The board of directors unanimously recommends that the stockholders vote “FOR” the Amendment Proposal.

PROPOSAL 2 – AUTHORIZED SHARE PROPOSAL

Our board of directors has determined that it is advisable to amend our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 16,000,000 to 30,000,000. If the Amendment Proposal is not adopted, the Authorized Share Proposal will not be presented at the Special Meeting.

The form the proposed Second Amended and Restated Certificate of Incorporation is included as Annex I.

Reasons for the Proposal

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 16,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this proxy statement, there are 4,162,500 shares of common stock issued and outstanding. As of the date of this proxy statement, there are 4,012,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Such authorized but unissued number does not account for the issuance of securities underlying the underwriter’s purchase option, a consulting agreement or the incentive warrants held by certain of our officers and directors. If the Amendment Proposal is approved at the Special Meeting and the Redemption and Exchange are effectuated, there will be 4,000,000 shares of Series A common stock issued and outstanding and 451,786 shares of common stock issued and outstanding and 2,701,214 but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding unit purchase option, incentive warrants, private placement warrants and outstanding warrants issued in our IPO) and all of the 1,000,000 shares of preferred stock available for issuance.

Our board of directors believes that the authorized number of shares of common stock must be increased to provide additional shares available for issuance for potential acquisitions or other potential transactions requiring us to issue shares of common stock, either directly or through securities convertible into shares of common stock, without having to incur the delay and expense incident to holding a special meeting of stockholders to approve an increase in authorized common stock at such time, and for use in any employee stock plan, if required.

The additional shares authorized by the Authorized Share Proposal will be available for issuance from time to time by the Company at the discretion of our board of directors, normally without further stockholder action or notification (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules). Our board of directors does not anticipate seeking authorization from the Company's stockholders for the issuance of any of the shares of common stock authorized by the Authorized Share Proposal. The availability of such shares for issuance in the future will give us greater flexibility and permit such shares to be issued without the expense and delay of a special stockholders' meeting. However, there can be no assurance that stockholders would approve of all or even any of the stock issuances undertaken with the additional share authorized by the Authorized Share Proposal.

The additional shares authorized by the Authorized Share Proposal could be issued for any proper corporate purpose including, but not limited to, future equity and convertible debt financings, acquisitions of property or securities of other corporations, debt conversions and exchanges, exercise of current and future options and warrants, for issuance under the Company's future employee benefit plans, stock dividends and stock splits. Despite the varied possible uses of the additional shares authorized by the Authorized Share Proposal, the Company expects that the most likely immediate use of the additional shares would be to raise funds to finance the Company's operations and to satisfy or reduce outstanding indebtedness as may be necessary to make the Company suitable for a merger and acquisition transaction. The Company is not now seeking such funds and has not entered into any binding or non-binding agreement to receive any funds or to issue any shares of common stock to be authorized pursuant to the Authorized Share Proposal or otherwise, nor does the Company have any preliminary or definitive plans for issuing shares to eliminate or reduce outstanding indebtedness. There can be no assurance that the Company will be successful in its efforts to procure additional funds, or (if successful in procuring additional funds) there can be no assurance as to the terms and conditions pursuant to which the funds may be provided. Moreover, there can be no assurance that the Company will be successful in issuing shares to eliminate or reduce outstanding indebtedness, or (if successful in eliminating or reducing) there can be no assurance as to the terms and conditions pursuant to which the funds may be provided. However, the number of shares to be issued in connection with a future financing, or debt elimination or reduction could conceivably be large enough that control of the Company could change as a result. Our board of directors is required to make each determination to issue shares of common stock based on its judgment as to the best interests of the stockholders and the Company. The Company believes that the issuance of equity securities in a future financing or an indebtedness elimination or reduction (even indebtedness owed to the Company's officers and directors) will not be subject to stockholder approval if the Company's common stock is not then listed on a national exchange or traded on Nasdaq. Accordingly, you may not be entitled to vote on any such financing, or elimination or reduction by the Company.

The additional shares authorized by the Authorized Share Proposal are not intended as an anti-takeover device, and they are not expected to function unintentionally as one. However, our board of directors could issue shares of common stock in a manner that makes more difficult or discourages an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means, although the board of directors has no present intention of doing so. When, in the judgment of the board of directors, the issuance of shares under such circumstances would be in the best interest of the stockholders and the Company, such shares could be privately placed with purchasers favorable to the board of directors in opposing such action. The issuance of new shares could thus be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company if our board of directors considers the action of such entity or person not to be in the best interest of the stockholders and the Company. The existence of the additional authorized shares could also have the effect of discouraging unsolicited takeover attempts. The Company is not aware of any present efforts by any person to obtain control of the Company.

Under Delaware corporation law, holders of our common stock will not be entitled to dissenters' rights with respect to the Authorized Share Proposal.

General Effect of the Increase in our Authorization to Issue Common Stock

Each additional share of Common Stock authorized by the Authorized Share Proposal would have the same rights and privileges as each share of Common Stock currently authorized or outstanding. The holders of the Company’s existing outstanding shares of Common Stock and the holders of shares of Common Stock and Series A Common Stock after the Redemption and Exchange, if approved by the stockholders at the Special Meeting, will have no preemptive right to purchase any additional shares authorized by the Authorized Share Proposal Stockholders will not realize any dilution in their percentage of ownership or their voting rights as a result of increasing our authorization to issue common stock but will experience dilution to the extent that shares are issued as described above if the authorization increase is approved.

Issuances of significant numbers of additional shares of our common stock in the future (i) will dilute stockholders’ percentage ownership and, (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares. In addition, our board of directors could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

The adoption of the Authorized Share Proposal will require the affirmative vote of a majority of the shares of our common stock that are cast on this proposal at the Special Meeting.

The board of directors unanimously recommends that the stockholders vote “FOR” the Authorized Share Proposal.

PROPOSAL 3

THE DISSOLUTION AND PLAN OF LIQUIDATION

        If the Amendment Proposal is not approved at the Special Meeting, the Board of Directors is proposing the Company's dissolution and Plan of Liquidation for approval. Contingent upon the Amendment Proposal not being approved by the Company’s stockholders, the Board has unanimously approved the Company's dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting. As required by Delaware law, the Board intends to approve the Plan of Liquidation immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a Certificate of Dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex III to this proxy statement, and you are encouraged to read it carefully.

        After approval of the Company's dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

• filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;
• adopting a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;
• establishing a contingency reserve for the satisfaction of unknown or additional liabilities, which reserve shall consist solely of the indemnification obligations of the Company's founders that were provided to Affinity at the time of its IPO;
• giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to Affinity’s transfer agent for distribution according to the Plan of Liquidation;
• as provided in the Plan of Liquidation, paying or adequately providing for the payment of our known liabilities, including (i) existing liabilities for taxes, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to Affinity’s stockholders in accordance with Affinity’s charter;
• if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefore;
• winding up our remaining business activities; and
• making tax and other regulatory filings.

        Following dissolution, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Dissolution. In addition, although it does not anticipate that it will be necessary to do so since we do not now have any material assets outside the IPO trust account, the Board will be authorized to establish a liquidating trust to complete the Company's liquidation. The Company intends to pursue any applicable federal or state tax refunds arising out the proposed acquisition and its other business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, the proceeds shall be applied as follows: first, to satisfy the claims against or obligations of the Company, including claims of various vendors or other entities that are owed money by us for services rendered or products sold to us; and second, the remaining proceeds, if any, shall be distributed pro rata to our public stockholders in accordance with our amended and restated certificate of incorporation. Our officers, directors and two non-affiliated accredited investors, each of whom acquired securities prior to our IPO, have waived their right to liquidation distributions from the Trust Account. Due to the timing and potential uncertainty regarding any such refunds, any such proceeds would be distributed subsequent to the distribution of principal and accumulated interest (net of applicable taxes) of the IPO trust account.

        As of September 10, 2008, we had approximately $41,000 in cash outside the IPO trust account. We had total liabilities of approximately $695,000 as of such date. We currently have net liabilities (excluding taxes) and obligations that exceed available cash outside the IPO trust account by approximately $636,000 or $0.20 per public share. We expect to pay the Company's liabilities in full or, in many cases, in a reduced amount agreed to by the relevant creditor(s) pursuant to negotiations currently in progress. In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with the Company's dissolution and liquidation. All cash for the payment of the foregoing, beyond any assets of the Company outside the IPO trust account, will be provided by our executive officers or pursuant to arrangements they procure at no cost to the Company pursuant to, but not in excess of, their indemnification obligations.

        The indemnification obligations of our founders provide that they will indemnify Affinity as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account.

        Affinity has liabilities as of September 10, 2008 of approximately $19,000 for federal and state income taxes and Delaware franchise taxes which are not liabilities for services rendered or products sold. In accordance with the terms of the trust agreement, amounts owed for taxes will be deducted from amounts in the trust account prior to distributions to the stockholders in accordance with the Plan of Liquidation. Although Affinity is not aware of any other liabilities that will not be covered by the indemnification agreements of our founders, no assurance can be made that such liabilities will not arise in the future. If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from Affinity pursuant to the Plan of Liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

        Our Board of Directors has unanimously approved the dissolution of the Company and unanimously recommends that, our stockholders vote "FOR" this Proposal if they do not vote “FOR” the Amendment Proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of  September 10, 2008, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of our outstanding shares of our common stock, (ii) each director and (iii) all officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. If the Amendment Proposal is approved, all of the shares of common stock owned by our directors and executive officers will be exchange into Class A Shares. Following the Exchange, our directors and executive officers will own 100.0% of our outstanding Class A Shares, and approximately 90% of our aggregate outstanding shares of common stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class(2)
Peter H. Engel	480,834	11.6%
Howard Cohl	266,250	6.4%
Michael Arthur	13,750	* %
Baupost Group LLC(3)	402,000	9.7%
Millenco LLC4)	339,350	8.2%
JMG Triton Offshore Fund, Ltd.(5)	258,700	6.2%
Hummingbird Management, LLC(6)	338,000	8.1%
Hudson Bay Capital Management, L.P.(7)	222,000	5.3%
Ibis Management, LLC(8)	274,500	6.6%
HBK Investments LP(9)	278,500	6.7%
All directors and executive officers as a group (three individuals)(10)	760,834	18.3%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 1850 Sawtelle Blvd., Suite 470, Los Angeles, CA 90025.

(2)	Based upon 4,162,500 shares of common stock issued and outstanding.

(3)
Based on information contained in a Statement on Schedule 13G filed by Baupost Group, LLC on February 13, 2007. The Baupost Group, L.L.C. (“Baupost”) is a registered investment adviser. SAK Corporation is the Manager of Baupost. Seth A. Klarman, as the sole Director of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13(d) of the securities beneficially owned by Baupost.

(4)
Based on information contained in a Statement on Schedule 13G/A filed by Millenco LLC on February 5, 2008. Millennium Management, L.L.C., (“Millennium Management”), is the manager of Millenco, and consequently may be deemed to have voting control and investment discretion over securities owned by Millenco. Israel A. Englander (“Mr. Englander”) is the managing member of Millennium Management. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management.

(5)
Based on information contained in a Statement on Schedule 13G filed by Pacific Assets Management, LLC (“PAM”) on May 25, 2007. PAM is the investment advisor to JMG Triton Offshore Fund, Ltd. (the “Fund”) and consequently may be deemed to have voting control and investment discretion over securities owned by the Fund. Pacific Capital Management, Inc. “(PCM”) is a member of PAM. Jonathan M. Glaser, Daniel Albert David and Roger Richter are control persons of PCM and PAM. As a result, Messrs. Glaser, David and Richter may be deemed to be beneficial owners of any shares deemed to be beneficially owned by PCM and PAM.

(6)
Based on information contained in a Statement on Schedule 13D filed by Hummingbird Management LLC (Hummingbird”) on April 15, 2008. Hummingbird acts as investment manager to the Hummingbird Value fund, L.P. (“HVF”) and to the Hummingbird Microcap Value Fund, LP (“Microcap”) and has the sole investment discretion and voting authority with respect to the securities owned of record by each. The managing member of Hummingbird is Paul Sonkin. Mr. Sonkin is also the managing member of Hummingbird Capital, LLC, the general partner of each of HVF and Microcap and consequently may be deemed to have voting control and investment discretion over securities owned by each.

(7)
Based on information contained in a statement on Schedule 13G filed by Hudson Bay Capital Management, L.P. Includes 84,360 shares of common stock beneficially held by Hudson Bay Fund, L.P., 137,640 shares of common stock beneficially held by Hudson Bay Overseas Fund, Ltd. and 222,000 shares of common stock beneficially held by Hudson Capital Management, L.P. Hudson Capital Management, L.P. (the “Investment Manager”) is the investment manager for each of Hudson Bay Fund, L.P. and Hudson Bay Overseas Fund, Ltd. Sander Gerber, Yoav Roth and John Doscas are control persons of the Investment Manager and may be deemed to be beneficial owners of shares deemed to be beneficially owned by the Investment Manager.

(8)
Based on information contained in a statement on Schedule 13G filed by Ibis Management, LLC and Ibis Investments, LLC and Ibis Capital, LP. Includes 255,400 shares of common stock held by Ibis Capital LP and Ibis Investments, LLC. Joseph J. D'Ambrosio is a control person of Ibis Management, LLC and may be deemed to be beneficial owner of such shares.

(9)
Based on information contained in a Statement on Schedule 13G filed by HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC and HBK Master Fund L.P. on August 15, 2008. HBK Investments L.P. has delegated discretion to vote and dispose of the Securities to HBK Services LLC (“Services”). Services may, from time to time, delegate discretion to vote and dispose of certain of the Securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. The Subadvisors expressly declared that the filing of the statement on Schedule 13G shall not be construed as an admission that they are, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, beneficial owners of the securities.

(10)	Does not include the issuance of up to 427,000 shares of our common stock upon exercise of warrants which may be awarded upon the achievement of certain price targets.

None of our founding stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of our initial public offering or purchased in the private placement.

If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, Messrs. Engel and Cohl, our chief executive officer and president, respectively (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an aggregate of 200,000 shares of our common stock for $.10 per share. If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period, these same persons (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an additional 227,000 shares in the aggregate of our common stock, also for $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted.

PRICE RANGE OF SECURITIES AND DIVIDENDS

We consummated our IPO on June 9, 2006. In the IPO, we sold 3,162,500 units, each consisting of one share of our common stock and two warrants to purchase common stock. The units were quoted on the OTCBB from the consummation of the IPO under the symbol AFMI-U. On July 26, 2006, the common stock and warrants included in the units began trading separately and the trading in the units continued. The units, shares of our common stock and warrants are currently quoted on the OTCBB under the symbols “AFMIU”, “AFMI” and “AFMIW”, respectively. Each warrant entitles the holder to purchase from us one share of common stock at an exercise price of $5.00 commencing on the later of the consummation of a business combination (if consummated) or June 5, 2007. The warrants will expire at 5:00 p.m., New York City time, on June 5, 2010, or earlier upon redemption. Prior to June 6, 2006, there was no established public trading market for our securities.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low sales prices of our common stock, warrants and units as reported on the OTCBB.

	Units (AFMIU)		Common Stock (AFMI)		Warrants (AFMIW)
	High	Low	High	Low	High	Low
2006:
Second Quarter (from Inception, June 6, 2006)	$6.25	$6.00	$—	$—	$—	$—
Third Quarter	$6.15	$5.90	$5.60	$5.25	$0.39	$0.30
Fourth Quarter	$6.30	$5.90	$5.60	$5.28	$0.37	$0.25
2007:
First Quarter	$6.50	$6.20	$5.69	$5.54	$0.44	$0.36
Second Quarter	$6.82	$6.50	$5.72	$5.65	$0.56	$0.40
Third Quarter	$7.00	$6.50	$5.92	$5.70	$0.60	$0.33
Fourth Quarter	$7.00	$6.45	$5.94	$5.65	$0.56	$0.31
2008:
First Quarter	$6.90	$5.92	$5.98	$5.65	$.46	$.08
Second Quarter	$6.70	$5.70	$6.03	$5.80	$.38	$.01
Third Quarter*	$5.90	$5.90	$5.95	$5.88	$.02	$.01

    *through September 10, 2005

    On September 10, 2008, the closing prices of our units, common stock and warrants were $5.90 , $5.92 and $.01, respectively.

Holders

As of September 10, 2008, there were four holders of record of units and seven holders of record of the common stock. We estimate that there are an aggregate of 329 beneficial owners of our units and our common stock.

Dividends

We have not paid any cash dividends on our common stock. It is the present intention of the board of directors to retain earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring dividends in the foreseeable future.

DESCRIPTION OF SECURITIES

GENERAL

We are currently authorized to issue 15,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the record date, 4,162,500 shares of common stock are outstanding. No shares of preferred stock are currently outstanding. If the Amendment Proposal and the Authorized Share Proposal are each approved, we will be authorized to issue 50,000,000 shares of common stock and there will be 4,000,000 shares of Class A common stock outstanding.

COMMON STOCK

Holders of our common stock and Class A Shares are entitled to one vote for each share held of record on all matters to be voted on by stockholders. However, if we become subject to Section 2115(b) of the California Corporation Code, our stockholders will have the right to cumulative voting in the election of directors. If the Amendment Proposal is approved, Founder Shares will be exchanged into a corresponding number of Class A Shares and IPO Shares will be redeemed for cash. In connection with such redemption, we will distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed.

Since we did not consummate a qualifying business combination prior to the date which is 24 months after the consummation of our IPO, our public stockholders are entitled to share ratably in the Trust Account, inclusive of any interest, if any, not previously paid to us, net of taxes, if any. Public stockholders includes the holders of common stock sold as part of the units in the IPO or in the open market but excludes our officers, and directors and two non-affiliated accredited investors or their nominees or designees with respect to the shares included in the units they agreed to purchase in the private placement since they have waived their right to liquidation distributions from our trust account in connection with our dissolution as part of our plan of dissolution and liquidation with respect to these shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

PREFERRED STOCK

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock were issued or registered in the IPO. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although we are prohibited, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS

We currently have warrants outstanding to purchase 6,825,000 shares of common stock. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing upon the completion of a business combination; or

If the Amendment Proposal is not approved, the warrant will expire worthless.

The warrants will expire on June 4, 2011, at 5:00 p.m., New York City time. We may call the warrants for redemption, in whole and not in part, at a price of $.01 per warrant at any time after the warrants become exercisable, upon not less than 30 days’ prior written notice of redemption to each warrant holder, if, and only if, the last reported sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The warrants are issued in registered form under a warrant agreement between us and American Stock Transfer & Trust Company, as warrant agent.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, Messrs. Engel and Cohl, our chief executive officer and president, respectively (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an aggregate of 200,000 shares of our common stock for $.10 per share. If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period, these same persons (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an additional 227,000 shares in the aggregate of our common stock, also for $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted. If such shares are issued, the holders will have demand and “piggy-back” registration rights with respect to these 427,000 shares at any time after we consummate a business combination. The demand registration may be exercised by the holders of a majority of such shares. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Purchase Option

In connection with its IPO, we agreed to sell to Maxim Group LLC, the underwriter in our IPO, for $100, an option to purchase up to a total of 192,500 units. The units issuable upon exercise of this option are identical to those offered in our IPO. This option is exercisable at $6.60 per unit commencing on the later of the consummation of a business combination and June 5, 2007 and expiring June 9, 2011. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza level, New York, New York, 10038.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy of these reports, proxy statements and other information at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may also access the Company’s reports, proxy statements and other information at the SEC’s web site at http://www.sec.gov.

STOCKHOLDER PROPOSALS

Stockholders wishing to submit proposals for consideration by the Company's board of directors at the Company's next Annual Meeting of Stockholders should submit them in writing to the attention of our corporate Secretary a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

ANNEX I

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
AFFINITY MEDIA INTERNATIONAL CORP.

Affinity Media International Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Affinity Media International Corp. The date of filing of its original Certificate of Incorporation with the Secretary of State was August 12, 2005, under the name of Affinity International Corp.

2. The date of filing of the first amendment to the Certificate of Incorporation of Affinity Media International Corp. with the Secretary of State was August 30, 2005.

3. The date of filing of the Amended and Restated Certificate of Incorporation of Affinity Media International Corp. with the Secretary of State was February 22, 2006.

4. This Second Amended and Restated Certificate of Incorporation of Affinity Media International Corp., in the form attached hereto as Exhibit A, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

5. The Second Amended and Restated Certificate of Incorporation so adopted reads in its entirety as set forth in Exhibit A attached hereto and is incorporated herein by reference.

6. This Certificate shall be effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its President on this ____th day of ____, 2008.

Affinity Media International Corp.

By:	/s/ Howard Cohl
Howard Cohl
President

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AFFINITY MEDIA INTERNATIONAL CORP.

FIRST: The name of the corporation is Affinity Media International Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law (“GCL”).

FOURTH: The Corporation shall have authority to issue 30,000,000 shares of Common Stock, par value $0.0001 4,000,000 shares of Class A Common Stock, par value $0.0001, and 1,000,000 shares of Preferred Stock, par value $0.0001. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in Paragraph 3 of this Article Fourth or in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power. The holders of shares of Common Stock and, Class A Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

C. Exchange of Common Stock. Upon the filing of this Second Amended and Restated Certificate of Incorporation, each share of Common Stock outstanding immediately prior to such filing owned by Peter H. Engel, Howard Cohl, Chris Baker, Peter Dombrowski, Michael Arthur, Marc E. Jaffe and the Klapper Family Trust shall, by virtue of the filing of this Second Amended and Restated Certificate of Incorporation and without any action on the part of the holders thereof, hereafter be reclassified as four shares of Class A common stock, on the basis of one share of common stock, which shares of Class A Common Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

D. Redemption of Common Stock. Subsequent to the filing of this Second Amended and Restated Certificate of Incorporation, each share of Common Stock outstanding immediately prior to such filing owned by any stockholder other than those included in Paragraph C above shall be redeemed by the Corporation without any action on the part of the holders thereof, for cash in the amount of $6.00. In connection with the redemption of such shares, the Corporation shall distribute one share of Common Stock per seven shares of Common Stock so redeemed, which shares of Common Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

E. Class A Common Stock

(1) Dividends. The holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock and holders of Common Stock shall receive Common Stock.

(2) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock, if any, have been satisfied.

(3) Voting. Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Class A Common Stock and the holders of Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

(4) Conversion. Each share of Class A Common Stock shall be convertible into one fully paid and nonassessable share of Common Stock at the option of the holder thereof at any time.

FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

Name:	Howard Cohl
Address:	c/o ACC 17328 Ventura Blvd., #245 Encino, CA 91316

SIXTH: [INTENTIONALLY OMITTED]

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

EIGHTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: The Corporation hereby elects not to be governed by Section 203 of the GCL.

Annex II

PLAN OF LIQUIDATION
OF
AFFINITY MEDIA INTERNATIONAL CORP.
(A Dissolved Delaware Corporation)

        This Plan of Liquidation (or "Plan") of Affinity Media International Corp. (the "Company") is dated this [            ] day of [                        ], 2008.

        WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors and stockholders, and the Company was dissolved on [            ], 2008 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

        WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the "DGCL");

        WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1. Fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on the Company's unaudited interim financial statements at and for the period ending                        , 200  , and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs ("Vendor Obligations");

2. Liabilities for federal and state income taxes ("Tax Liabilities"); and

3. The Company's obligations to holders of its common shares issued in its initial public offering (the "Public Stockholders") to distribute the proceeds of the trust account established in connection with the IPO in connection with the dissolution and liquidation of the Company as provided in the Company's amended and restated certificate of incorporation and its IPO prospectus;

        WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party;

        WHEREAS, there are no facts known to the Company, indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

        WHEREAS, the Company's founders have reaffirmed, and by their adoption of this Plan such individuals do hereby reaffirm their obligations to the Company, in connection with its IPO, to indemnify the Company from the claims of vendors or other entities that are owed money to the Company for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account; provided, however, that the amount of such indemnification shall be limited only to the amount by which such losses, liabilities, claims, damages or expenses actually reduce the amount of funds in the Trust Account and provided further, that such indemnification shall not give any rights to any third parties or create any third party beneficiaries other than the Public Stockholders; the performance of such indemnification obligations shall fund the Company's performance of its Vendor Obligations;

        NOW THEREFORE, the Company adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan by the Board of Directors after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the Vendor Obligations and (b) pay in full the Tax Liabilities.

2. CONTINGENCY RESERVE; PRO RATA DISTRIBUTION. The Company shall retain the indemnification obligations to the Company referred to in the sixth recital hereof as provision for and as a reserve against claims against and obligations of the Company.

3. AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company's stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company's common stock shall constitute the approval of the Company's stockholders of the Board's authorization of the payment of any such compensation. The adoption of the Plan by the holders of the Company's common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the Company to the holders of the Company's common stock in complete cancellation or redemption of its stock.

4. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, including recovery of any tax refunds owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5. RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, including any federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through dissolution, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company's amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6. PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its amended and restated certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

7. INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder, including, without limitation, directors' and officers' liability coverage.

8. LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9. LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

10. AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated hereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11. CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12. LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code"). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13. FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

AFFINITY MEDIA INTERNATIONAL CORP.

THIS PROXY IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints Peter Engel and Howard Cohl, together as proxies and each with full power of substitution, to represent and to vote all shares of common stock of Affinity Media International Corp. at the special meeting of stockholders to be held on October 7, 2008, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

1. Proposal 1 (the Amendment Proposal) - to approve the amendment of our Amended and Restated Certificate of Incorporation to (i) create a new class of common stock called Class A Shares and exchange the Founder Shares into Class A Shares (ii) redeem the IPO Shares for cash and in connection with such redemption, distribute one share of common stock for every seven IPO Shares redeemed and (iii) remove Article SIXTH from our Certificate of Incorporation.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

2. Proposal 2 (the Authorized Share Proposal) - to approve the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 16,000,000 shares to 30,000,000 shares.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

3. Proposal 3 (the Dissolution Proposal) - to approve the dissolution of the Company and the Plan of Liquidation submitted to stockholders at the special meeting.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Our Board of Directors believes that the Amendment Proposal and the Authorized Share Proposal are fair to, and in the best interests of, all of our stockholders, including those who acquired shares in our initial public offering. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” Proposals 1 and 2 amd "AGAINST" Proposal 3. If you vote "AGAINST" Proposal 1, our Board of Directors unamiously recommends that you vote "FOR" Proposal 3.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our Board of Directors’ recommendations, just sign below. You need not mark any boxes.

Dated:	_________________, 2008

Signature of Stockholder:	______________________

Signature of Stockholder (if held jointly):	______________________

NOTES:

1. Please sign your name exactly as your name appears hereon. If the shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

2. To be valid, the enclosed form of proxy for the special meeting, together with the power of attorney or other authority, if any, under which it is signed, must be received by 9:00 a.m., Eastern Time, on [ ], 2008 at the offices of our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

3. Returning the enclosed form of proxy will not prevent you from attending and voting in person at the special meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY TO AMERICAN STOCK TRANSFER & TRUST COMPANY